UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2024

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Common Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Liberty Latin America Ltd. (the “Company”) approved the 2024 compensation, as set forth below, of the Company’s named executive officers, who were identified in the Company’s proxy statement for its 2023 annual general meeting of shareholders and who are also expected to be named executive officers in the Company’s proxy statement for its 2024 annual general meeting of shareholders.

The Company’s President and Chief Executive Officer, Balan Nair, received a $250,000 increase in each of his target annual bonus and target annual equity award pursuant to the terms of his employment agreement with the Company. Mr. Nair’s 2024 annual base salary is the same as his 2023 annual base salary. Mr. Nair’s 2024 compensation consists of an annual base salary of $1,500,000, a target annual bonus of $4,500,000 and a target annual equity award of $7,500,000.

The Committee approved a 5% annual base salary increase for each of the Company’s Chief Financial Officer, Christopher Noyes, the Company’s Chief Technology and Products Officer, Aamir Hussain, and the Company’s Chief Legal Officer, John Winter. There were no changes to Messrs. Noyes, Hussain or Winter’s target annual bonus and target annual equity award. Mr. Noyes’s 2024 compensation consists of an annual base salary of $708,750, a target annual bonus of $1,000,000 and a target annual equity award of $2,500,000. Mr. Hussain’s 2024 compensation consists of an annual base salary of $656,250, a target annual bonus of $1,000,000 and a target annual equity award of $2,250,000. Mr. Winter’s 2024 compensation consists of an annual base salary of $577,500, a target annual bonus of $1,000,000 and a target annual equity award of $2,000,000.

The Committee also increased the annual base salary and target annual equity award for Rocio Lorenzo in connection with her recent appointment as Senior Vice President and General Manager of Cable and Wireless Panama (“CWP”). Ms. Lorenzo’s 2024 annual base salary in her new role is $600,000, and her new target annual equity award is $2,000,000. Ms. Lorenzo’s target annual bonus will remain at $1,000,000, and she will also be eligible for an additional $250,000 performance incentive (the “CWP incentive”), payable in Company stock, with 50% of the CWP incentive tied to CWP’s achievement of revenue, operating free cash flow and government collection goals. For purposes of the CWP incentive, operating free cash flow means operating income before depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation, and impairment, restructuring and other operating items less property and equipment additions.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ JOHN M. WINTER
John M. Winter
Senior Vice President, Chief Legal Officer & Secretary

Date: February 21, 2024